Exhibit 21

Subsidiaries of Registrant

Name of Subsidiary	State of Organization	Names Under Which Does Business
Foundation Surgical Hospital Affiliates, LLC	Nevada	Foundation Surgical Hospital Affiliates, LLC
Foundation Surgical Hospital Management, LLC	Oklahoma	Foundation Surgical Hospital Management, LLC
Foundation Surgical Hospital Holdings, LLC	Nevada	Foundation Surgical Hospital Holdings, LLC
Foundation Surgery Affiliates, LLC	Nevada	Foundation Surgery Affiliates, LLC
Foundation Surgery Management, LLC	Delaware	Foundation Surgery Management, LLC
Foundation Surgery Holdings, LLC	Delaware	Foundation Surgery Holdings, LLC
Foundation Bariatric Hospital of San Antonio, LLC	Texas	Foundation Surgical Hospital of San Antonio, LLC
East El Paso Physicians’ Medical Center, LLC	Texas	Foundation Surgical Hospital of El Paso, LLC
East El Paso Physicians Group, Inc.	Texas	East El Paso Physicians Group, Inc.
EEPPMC Administration, LLC	Texas	EEPPMC Administration, LLC
University General Hospital, LLC	Texas	Foundation Surgical Hospital of Houston
Foundation Hospital General of Houston, LLC	Texas	Foundation Hospital General of Houston, LLC
TSH Acquisition, LLC	Delaware	TSH Acquisition, LLC
Foundation Health Enterprises, LLC	Delaware	Foundation Health Enterprises, LLC
SDC Holdings, LLC	Oklahoma	SDC Holdings, LLC
somniTech, Inc.	Kansas	somniTech, Inc.